CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm in the Prospectus/ Proxy Statement on Form    N-14 of the Winslow Green Growth Fund and the Winslow Green Solutions Fund, newly- created series of Professionally Managed Portfolios
.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
January 30, 2008